Execution Copy

                           AGREEMENT REGARDING LEASES

         This Agreement Regarding Leases is made as of the 2nd day of November, 2000 between O.M. 66 B Street LLC ("O.M.") having an address c/o Cabot, Cabot & Forbes of New England, Inc., 99 Summer Street, Boston, MA 02110, Attention: John
J. Doherty, President, and Designs, Inc. having an address of 66 B Street, Needham, MA 02494, Attention: David Levin, President and Chief Executive Officer ("Designs").

I.       RECITALS

1. O.M. is successor Landlord and Designs is Tenant under that certain Lease by and between the Trustees of the R.C.L. Trusts, the G.W.B. Trusts, and the A.C.F. Trusts as Landlord and Designs as Tenant dated as of November 4, 1995 with respect to that certain real property located within the New England Industrial Center in Needham, Massachusetts known and numbered as 66 B Street, Needham, Massachusetts, including the building thereon (the "Building") containing approximately 80,170 rentable square feet (the "Existing Lease").

2. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Existing Lease.

3. O.M. and Designs wish to grant to O.M. the option to terminate the Existing Lease and to provide for certain other agreements between O.M. and Designs, all on, and subject to, the terms and conditions set forth herein.

         NOW, THEREFORE, O.M. and Designs agree as follows:

II.      LEASE TERMINATION AGREEMENT; ESCROW AGREEMENT, NEW LEASE

1. Consideration. Within three (3) business days after the date hereof, O.M. shall pay to Designs, by certified or bank check, a non-refundable payment of One Hundred Thousand ($100,000) Dollars in consideration of the execution and delivery of this Agreement by Designs (the "Consideration Payment"). The Consideration Payment shall be deemed to be earned upon the payment thereof.

2.       Option to Terminate Existing Lease.

(a) At any time on or prior to February 2, 2002 (the "Outside Exercise Date") (the period between the date hereof and the Outside Exercise Date being referred to herein as the "Option Period"), O.M. may terminate the Existing Lease (the "Termination Option") by giving notice of termination to Designs in the form of Annex A hereto (the "Termination Notice"), with a copy thereto to First American Title Insurance Company (or such other escrow agent upon which the parties hereto shall reasonably agree if First American Title Insurance Company is unable or unwilling to serve as escrow agent) ("Escrow Agent"), which notice and termination shall be effective only if O.M. also tenders to Escrow Agent at the time it gives the Termination Notice as aforesaid (i) in the form of a certified or bank check payable to

Escrow Agent, or by wire transfer in immediately available funds, the sum of Four Million Four Hundred Thousand ($4,400,000) Dollars (the "Termination Notice Fee"), which shall be held and disbursed in accordance with the provisions of this Agreement and the Escrow Agreement in the form of Annex B hereto, which Escrow Agreement is to be entered into simultaneously with this Agreement by and among O.M., Designs and Escrow Agent, and (ii) a letter of credit in the amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the "O.M. Surrender LC") in the form of Annex C hereto. The O.M. Surrender LC shall be issued by the bank identified in Annex C or another bank reasonably acceptable to Designs.

(b) The "Termination Condition" shall mean that (i) O.M. shall have given the Termination Notice to Designs and to Escrow Agent in accordance with the provisions of this Section 2, (ii) O.M. shall have paid to Escrow Agent the Termination Notice Fee and shall have delivered to Escrow Agent the O.M. Surrender LC in accordance with the provisions hereof and (iii) either:

               (A) the debis Mortgage (as hereinafter defined) and any other mortgage encumbering the Premises (collectively referred to herein as the "Mortgage") shall have been satisfied in full (as evidenced by either the filing of a discharge of the Mortgage with the Norfolk Registry District of the Land Court or by the issuance by a nationally recognized title insurance company of a title insurance policy (or an endorsement to O.M.'s existing title insurance policy) insuring that the lien of the Mortgage no longer encumbers title to the Premises, a copy of which discharge or title policy (or title policy endorsement) shall be delivered to Designs simultaneously with the Termination Notice), or

               (B) the holder of the Mortgage shall have consented to the termination of the Existing Lease and the execution and delivery of the New Lease and shall have agreed in writing that the Existing SNDA (as hereinafter defined) (in the case of the debis Mortgage) and any other applicable subordination, non-disturbance and attornment agreement executed by the holder of any other Mortgage and Designs pursuant to the terms and conditions of the Existing Lease (an "Other SNDA") shall apply to the New Lease with the same effect as it had applied to the Existing Lease.

(c) Upon satisfaction of the Termination Condition at any time on or prior to the Outside Exercise Date, the Existing Lease shall terminate on the tenth
(10th) day after the satisfaction of the Termination Condition (the "Termination Date"), as if the originally scheduled expiration date of the Existing Lease were the Termination Date.

3. Initial Design Payment Condition. Designs shall be entitled to receipt of the Termination Notice Fee immediately upon its providing to Escrow Agent two (2) original counterpart executed copies of the "Confirmatory Acknowledgement of Termination" in the form of Annex D hereto with changes to reflect appropriate dates and a letter of credit in the amount of Four Million Four Hundred Thousand ($4,400,000) Dollars (the "Designs Security LC") substantially in the form of Annex E hereto (or other form reasonably acceptable to O.M.) (collectively, the "Initial Designs Payment Condition"), but the failure of Designs to satisfy the Initial Designs Payments Condition shall not affect the validity of the Termination Notice, it being expressly agreed that the Existing Lease shall automatically and without further action terminate on the Termination Date upon O.M.'s satisfaction of the Termination Condition on or prior to the Outside Exercise Date. The Designs Security LC shall be issued by the bank identified in Annex E or another bank reasonably acceptable to O.M.

4.       Continuing Obligations Under Existing Lease.

(a) Except as provided in this Agreement, if O.M. exercises the Termination Option, then, effective as of the Termination Date, neither O.M. or Designs shall have any liability or obligation to the other under or with respect to the Existing Lease, all of which obligations and liabilities shall be deemed to be terminated, extinguished and waived as of the Termination Date; provided, however, that neither the foregoing provisions of this sentence nor any other provision of this Agreement shall be deemed to terminate, extinguish or waive the respective liabilities or obligations of O.M. and Designs under Section 7.10 of the Existing Lease (but only in respect of third party (i.e. not the parties hereto) tort claims made against the applicable indemnified party for bodily injury, death or property damage to persons or entities, but specifically excluding any claims with respect to Environmental Matters, as defined below), which obligations and liabilities shall survive the termination of the Existing Lease. Without limiting the foregoing, if O.M. exercises the Termination Option in accordance with the terms hereof:

               (i) The rights and obligations of Designs with respect to the removal of FF&E, alterations and improvements from the New Lease Premises (hereafter defined) shall be governed by the terms of the New Lease (hereafter defined);

               (ii) Designs  shall have no  obligation  to remove,  or cause any subtenant or other occupant of the Premises to remove, any FF&E, alterations, improvements or other property from any portion of the Premises other than the New Lease Premises or to vacate any such other portion of the Premises (provided, however, that neither the foregoing provisions of this clause (ii) nor any other provision hereof shall grant or confer, or be deemed to grant or confer, any right to any subtenant or other occupant to use or occupy any portion of the Premises except as expressly provided in the respective Occupancy Agreements);

               (iii)The  provisions of Section 7.13 of the Existing  Lease shall be of no force or  effect  from and  after  the  Termination
                    Date;

               (iv) The  provisions of Section 11 of the Existing Lease shall be of no force or effect from and after the Termination Date, it being understood and agreed that Designs' occupancy of the New Lease Premises shall be governed by the New Lease, and to the extent specifically provided herein, this Agreement, from and after the Termination Date; and

               (v)  Subject  to the  terms and  provisions  of the New Lease and
                    Section II (4)(c) below, Designs shall not have any liability or obligation to O.M. with respect to the condition of the Premises as of the Termination Date.

(b) Promptly after termination of the Existing Lease, O.M. and Designs shall prorate, as of 11:59 p.m. on the day immediately preceding the Termination Date, all Fixed Rent and Additional Rent under the Existing Lease which has been paid in advance or is in arrears, and a balancing payment shall be made by or to Designs, as the case requires, within ten days of O.M. providing to Designs a reconciliation of the same. Without limiting the foregoing or any other provision hereof, all income and other amounts payable under any Occupancy Agreement (less an amount equal to $5.30 per square foot per annum of the applicable sublease premises calculated on a per diem basis to the extent of any prepaid operating expenses and taxes) that are attributable to the period from and after the Termination Date shall belong to O.M. and all prepaid rents and other charges (less an amount equal to $5.30 per square foot per annum of the applicable sublease premises calculated on a per diem basis to the extent of any prepaid operating expenses and taxes) under the Occupancy Agreements for the period from and after the Termination Date shall be duly accounted for simultaneously with the foregoing balancing payment (to the extent not already paid to O.M.).

(c) Notwithstanding any provision of the Existing Lease or New Lease to the contrary, if O.M. exercises its Termination Option, Designs shall not be liable in any way for, and O.M. shall not exercise any rights or remedies against Designs as a result of, and OM hereby releases, waives and agrees to make no claim against Designs in connection with, any actual or alleged breach of any representation, warranty, agreement or covenant set forth in the Existing Lease or New Lease, or otherwise with respect to oil, chemicals, toxic substances, hazardous waste or materials or other environmental matters (collectively, "Environmental Matters") except to the extent that:

               (i) (A) such breach was caused by Designs or any of its contractors, agents or employees, and (B) O.M. gives written notice to Designs of any applicable claim within five (5) business days after the earlier of the Surrender Date or the date that O.M. actually commences Material Construction Work (as defined below), and O.M. commences suit with respect to such claim within twelve (12) months after the earlier of the Surrender Date or the date that O.M. actually commences Material Construction Work, or

               (ii) such breach is the result of the gross negligence or willful misconduct of Designs or any of its employees, agents or contractors.

The burden of proof in any action or proceeding under this Section 4 shall be upon O.M. As used herein, the term "Material Construction Work" shall mean demolition, excavation or construction work commenced by, or at the direction of, O.M. in connection with the Land and/or the Building; provided, however, that Material Construction Work shall not be deemed to mean or include demolition or construction activity customarily associated with the fit up of tenant space or remodeling of common areas, or ordinary and customary maintenance and repairs of the Building or the Land. Notwithstanding any provision hereof or the New Lease to the contrary, O.M. shall not have the right to offset any amounts due or alleged to be due from Designs under this Section against the Early Termination Fee. For purposes of clarification, nothing contained herein shall be deemed to constitute or create any contractual indemnification by O.M. of Designs with respect to any claim made by any governmental authority or third party against Designs relating to any Environmental Matter caused by Designs.

5. New Lease. As provided in the Escrow Agreement, immediately upon O.M.'s satisfaction of the Termination Condition, Escrow Agent shall date the New Lease as of the Termination Date and release from escrow to O.M. and Designs the lease of a portion of the Building described on Annex F attached hereto (the "New Lease Premises") in the form of Annex G hereto which is to be entered into simultaneously with the execution of this Agreement by O.M. and Designs (the "New Lease"). O.M. hereby covenants that it shall not intentionally interfere (nor shall its affiliates that it controls intentionally interfere) with any effort or attempt by Designs to vacate or yield up the Premises demised under the New Lease. If O.M. shall not exercise the Termination Option in accordance with the terms hereof on or before the Outside Exercise Date, then promptly thereafter Escrow Agent shall destroy all counterparts of the New Lease deposited with it and this Agreement shall be of no further force or effect. In the event of any conflict between the provisions of the New Lease and the provisions of this Agreement, this Agreement shall govern.

6.       Early Termination Fee; Surrender Fee.

(a) Subject to the provisions of Sections II(6)(b) and (c) below, O.M. agrees that if the Surrender Condition (hereafter defined) is satisfied by the Required Surrender Date (hereafter defined), O.M. shall pay to Designs an "Early Termination Fee" of Eight Million Nine Hundred Thousand ($8,900,000) Dollars, consisting of the sum of the Termination Notice Fee (payable at the time the Termination Condition is satisfied, as provided in Section II2 above) and an additional sum of Four Million Five Hundred Thousand ($4,500,000) Dollars (the "Surrender Fee"), payable to Designs on the date upon which the Surrender Condition is satisfied in the form of a certified or bank check, or by wire transfer in immediately available funds. The Early Termination Fee shall be in addition to the Consideration Payment payable at the time of execution of this Agreement. The "Surrender Condition" shall mean that the New Lease Premises shall be free and clear of all tenants and occupants claiming by, through, or under Designs (including, without limitation, Designs), and Designs shall have given notice to O.M. in the form of Annex H attached hereto. The Surrender Condition shall be considered to be satisfied regardless of whether Designs abandons or removes its personal property from the New Lease Premises. The "Required Surrender Date" shall mean the date on which the New Lease is terminated or the Term thereof expires.

(b) Within five (5) business days after the date of satisfaction of the Surrender Condition (the "Surrender Date"), O.M. shall have the right to (X) cause the New Lease Premises to be inspected by a property inspector listed on Annex I attached hereto and incorporated herein by this reference or another property inspector reasonably satisfactory to O.M. and Designs (a "Property Inspector") and (Y) to cause such Property Inspector, within such five (5) business day period, to issue a report to O.M., Designs and Escrow Agent setting forth such Property Inspector's determination as to whether there is Material Damage (as hereinafter defined) to the New Lease Premises, and, if so, the cost, as reasonably estimated by the Property Inspector, to repair or restore the New Lease Premises as a result of such Material Damage (which cost shall be deducted from the Early Termination Fee). If O.M. exercises its Termination Option, the right to cause such inspection to be performed, the issuance of such report within such five (5) business day period and the deduction of such amount (if any) from the Early Termination Fee shall be O.M.'s sole and exclusive remedy at law or in equity against Designs for the physical condition of the New Lease Premises. If the Property Inspector shall not inspect the New Lease Premises and issue such report within such five (5) business day period, then O.M. shall be deemed to have waived its sole and exclusive remedy. As used herein, the term "Material Damage" shall mean and refer to any damage to:

                           (A) the interior of the New Lease Premises occurring during the term of the New Lease which exceeds the damage which would be reasonably expected to occur as a result of
                                    (i) normal wear and tear in connection with Designs' use of the New Lease Premises during the term of the New Lease, or (ii) vacating the New Lease Premises and removing Designs' personal property or the Enumerated FF&E therefrom in accordance with commercially reasonable custom and practice and

                           (B)      any other portion of the Building
                                    (including, without limitation, the roof) caused by the removal of any of the Enumerated Property.

Within ten (10) days after the exercise date of the Termination Option, but in any event, on at least two (2) business days' prior notice to Designs, O.M. shall cause such Property Inspector to inspect the New Lease Premises for the purpose of determining the physical condition thereof. Material Damage shall not be deemed to include any damage to the physical condition of the New Lease Premises existing as of the date of such inspection. The foregoing provisions of this paragraph (b) shall not be deemed to limit, impair or expand the rights and remedies of O.M. with respect to the environmental condition of the New Lease Premises, which shall be governed exclusively by the provisions of Section II
(4)(c) hereof and the provisions of the New Lease.

(c) O.M. and Designs agree that if Designs does not satisfy the Surrender Condition on or prior to the Required Surrender Date, but Designs satisfies the Surrender Condition prior to the date which is thirty (30) days after the Required Surrender Date (the "Outside Surrender Date"), a portion of the Surrender Fee shall be payable to Designs on the date upon which it satisfies the Surrender Condition, such portion to be calculated by reducing the Surrender Fee by One Hundred Fifty Thousand ($150,000) Dollars for each day after the Required Surrender Date that the Surrender Condition is not satisfied; provided, however, that the date of commencement for such reduction of Surrender Fee shall be subject to extension for Force Majeure but not to a date later than the date which is fourteen (14) days after the Required Surrender Date. As used herein, the term "Force Majeure" shall mean any or all of the following: strikes; lock-outs; labor troubles; accidents; interference by O.M.; governmental restriction, preemption, regulation or control; mechanical breakdown; inability to obtain labor, fuel, steam, water, electricity or materials; acts of God; enemy action; civil commotion; or fire or other casualty; provided, however, that:

               (i) Force Majeure shall not be deemed to mean or include lack of funds; and

               (ii) no  event  of  Force  Majeure  shall  extend  the  time  for commencement of reduction of the Surrender Fee as set forth above to the extent that Designs could have exercised commercially reasonable efforts to mitigate the applicable delay and failed to do so; and

               (iii)Designs  shall  endeavor  to give  notice to O.M. as soon as reasonably practicable after obtaining actual knowledge of the occurrence of any event of Force Majeure which Designs reasonably believes may delay the surrender of the Leased Premises beyond the Required Surrender Date; provided that Designs' failure to give any such notice shall not in any manner affect Designs' rights under the proviso contained in the first sentence of this Paragraph 6(c).

Designs hereby covenants to use commercially reasonable efforts to mitigate any delay resulting from any Force Majeure event which actually occurs. In no event shall the Outside Surrender Date be extended as a result of Force Majeure or for any other reason whatsoever. Subject to the provisions of Section II (6)(d) hereof, no reduction of the Surrender Fee under this subsection shall effect Design's right to retain the Termination Notice Fee. If O.M. exercises its Termination Option, O.M.'s right to a reduction of the Surrender Fee under this
Section II (6)(c) and to repayment of the balance of the Early Termination Fee under Section II (6)(d) hereof, and O.M.'s rights and remedies under the New Lease, shall constitute O.M.'s sole and exclusive rights and remedies, at law or in equity, in connection with any failure of Designs to vacate, surrender and abandon the New Lease Premises on or before the Required Surrender Date.

(d) Without limiting the provisions of the foregoing clause (c), if the Surrender Condition is not satisfied by the Outside Surrender Date, Designs shall not be entitled to any portion of the Early Termination Fee, and Designs shall repay to O.M. the entire Termination Notice Fee. If Designs shall not satisfy the Surrender Condition on or prior to the Outside Surrender Date and Designs shall not repay to O.M. the Termination Notice Fee on or before the Outside Surrender Date, then O.M. shall be entitled to require Escrow Agent to
(x) if Escrow Agent shall not have theretofore drawn down the Designs Security LC, draw down the Designs Security LC and pay to O.M., by a certified, bank check or wire transfer of immediately available funds, the proceeds of the Designs Security LC (i.e. funds in the amount of the Termination Notice Fee), or
(y) if Escrow Agent shall have therefore drawn down the Designs Security LC, pay to O.M., by a certified, bank check or wire transfer of immediately available funds, such portion of the proceeds of the Designs Security LC. If the Surrender Condition is satisfied on or before the Outside Surrender Date, or the Surrender Condition is not satisfied by the Outside Surrender Date but Designs has repaid to O.M. the entire Termination Notice Fee on or before the Outside Surrender Date, then, in either case, the Escrow Agent shall return the Designs Security LC to Designs upon demand by Designs.

(e) If Designs satisfies the Surrender Condition on or before the Outside Surrender Date, and O.M. fails or refuses to pay the Surrender Fee or so much thereof as is due to Designs in accordance with the terms hereof, then Designs shall be entitled to require Escrow Agent to (x) if Escrow Agent shall not have theretofore drawn down the O.M. Surrender LC, draw down the O.M. Surrender LC and pay to Designs, by a certified, bank check or wire transfer of immediately available funds, so much of the proceeds thereof (i.e. funds in the amount of the Surrender Fee) as is due to Designs in accordance with the terms hereof or
(y) if Escrow Agent shall have therefore drawn down the O.M. Surrender LC, pay to Designs, by a certified, bank check or wire transfer of immediately available funds, the Surrender Fee (or so much thereof as is due to Designs in accordance with the terms hereof). If the Surrender Condition is not satisfied on or before the Outside Surrender Date, or the Surrender Condition is satisfied by the Outside Surrender Date and O.M. has paid to Designs the Surrender Fee (or so much thereof as is due to Designs in accordance with the terms hereof), then, in either case, the Escrow Agent shall return the O.M. Surrender LC to O.M. promptly upon demand by O.M..

(f) Effective immediately upon the date of satisfaction of Surrender Condition, Designs hereby conveys, transfers and sells to O.M. all of Design's rights, title and interest in, to and under any FF&E, alterations, improvements and personal property of Designs or any party claiming by, through or under Designs remaining at the Premises all of which shall be deemed to have been abandoned by Designs. The foregoing conveyance, transfer and sale shall be effective automatically as of the Surrender Date without the need for any further action by Designs. Without limiting the foregoing, Designs hereby agrees to execute such documents, instruments and agreements as O.M. may reasonably request to ratify and confirm such conveyance, transfer and sale.

III.     OTHER AGREEMENTS; MISCELLANEOUS

1. This Agreement, which may be executed in counterpart copies, any of which shall constitute a single original, shall be governed by Massachusetts law. O.M. and Designs each hereby consent to jurisdiction of the courts of the Commonwealth of Massachusetts in connection with any dispute relating to this Agreement, the Escrow Agreement, the Existing Lease or the New Lease. This Agreement shall be binding on and inure to the benefit of O.M. and Designs, and their respective successors and assigns; provided, however, that O.M. shall not assign this Agreement, or its interests, rights or obligations hereunder, to any person or entity other than a transferee of O.M.'s interest in the Land and the Building (including, without limitation, any transferee by reason of any sale, foreclosure, deed in lieu of foreclosure, merger, consolidation or ground lease). Any successor or assignee of O.M. with respect to O.M.'s interest, rights or obligations in this Agreement shall agree directly with Designs by written instrument in form and substance reasonably satisfactory to O.M. and Designs, to be bound by all of the obligations of O.M. under this Agreement, the Escrow Agreement, the Existing Lease and, if the Termination Option is exercised by O.M. in accordance with the terms hereof, the New Lease. Without limiting the provisions of the immediately foregoing sentence, in the event of any assignment of O.M.'s interest, rights and obligations hereunder to any ground lessee, the owner of the fee interest in the Land and the Building shall join such instrument to evidence that it shall be jointly and severally liable with the ground lessee for the obligations of O.M. hereunder. Nothing herein contained shall be deemed to limit or impair the right of any member of O.M. to sell or transfer any or all of its membership interests in O.M. to any other person or entity. Notwithstanding the foregoing, Designs may not assign its interest, rights or obligations in this Agreement without the consent of O.M., which consent may be withheld in the sole discretion of O.M; provided, however, that the foregoing provisions of this sentence shall not apply to, and O.M.'s consent shall not be required with respect to, any assignment by Designs of its interest, rights or obligations in this Agreement to any entity into or with which Designs is merged or consolidated or to which substantially all of Designs' assets are transferred, provided that (i) the successor to Designs has a net worth computed in accordance with generally-accepted accounting principles which is reasonably commensurate with, and sufficient to meet, the financial obligations of Designs hereunder, (ii) proof reasonably satisfactory to O.M. of such net worth shall have been delivered by Designs to O.M. at least ten (10) days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with O.M., by written instrument in form and substance reasonably satisfactory to Designs, to be bound by all of the obligations of Designs under this Agreement, the Existing Lease and, if the Termination Option is exercised by O.M. in accordance with the terms hereof, the New Lease, including, without limitation, the covenant against further assignment.

2. Subject to the provisions of Section III (5)(B) below, during the term of the Existing Lease and during the term of the New Lease, Designs agrees that it will not make any assignment thereof or enter into any Occupancy Agreement or modify or amend any existing Occupancy Agreement, and Designs further agrees that, notwithstanding anything to the contrary in the Existing Lease or the New Lease, O.M. may withhold its consent to any request for consent to any assignment thereunder or to any Occupancy Agreement or modification or amendment of any existing Occupancy Agreement in its sole discretion. Nothing herein contained shall be deemed to limit or impair the right of any shareholder of Designs to sell or transfer any or all of its stock in Designs. For the purposes of this Agreement, the term "assignment" shall exclude the merger or consolidation of Designs with or into, or the transfer of substantially all of Designs' assets to, any other entity and the assignment of the Existing Lease or the New Lease to any such entity (provided that (i) the successor entity has a net worth computed in accordance with generally-accepted accounting principles which is reasonably commensurate with, and sufficient to meet, the financial obligations of Designs under this Agreement, the Existing Lease and the New Lease, (ii) proof reasonably satisfactory to O.M. of such net worth shall have been delivered to O.M. at least ten (10) days prior to the effective date of any such merger or consolidation, and (iii) the successor entity agrees directly with O.M., by written instrument in form and substance reasonably satisfactory to O.M. to be bound by all of the obligations of Designs under this Agreement, the Existing Lease and the New Lease, as the case may be, including, without limitation, the covenant against further assignment hereunder. This Paragraph shall be null and void and of no force or effect if O.M. shall fail to exercise the Termination Option in accordance with the terms hereof on or before the Outside Exercise Date.

3. Simultaneous with the execution hereof, Designs shall provide to O.M. a Clerk's or Secretary's Certificate of Vote certifying that the Board of Directors of Designs has authorized the execution and delivery of this Agreement, and all additional documentation contemplated pursuant thereto, by Resolutions of the Board of Directors which remain in full force and effect, and have authorized the signatories to this Agreement to enter into all such documentation on behalf of Designs. Simultaneous with the execution hereof, O.M. shall provide to Designs a member's certificate of vote certifying that the sole member of O.M. has authorized the execution and delivery of this Agreement, and all additional documentation contemplated pursuant thereto, by resolutions which remain in force and effect, and has authorized the signatory to this Agreement to enter into all such documentation on behalf of O.M.

4. Subject to the provisions of Section III (13) below, during the term of this Agreement and during the term of the New Lease, if any, O.M., its agents and representatives, shall be entitled to enter into discussions and negotiations with existing subtenants under the Occupancy Agreement regarding, among other things, the termination of subleases resulting from the termination of the Existing Lease. Subject to the provisions of Section III(13) below, such discussions and negotiations may include disclosure of the existence, nature and effect of this Agreement, or portions thereof, but not the financial terms hereof or provisions of Section III(6) below. Further, in the event that O.M. and any subtenant reach any agreement regarding any sublease which requires the action or consent of Designs, Designs will not unreasonably withhold its consent to such action or consent, provided, however, that the foregoing shall not obligate Designs to expend any sums, or forego any revenue, incur any obligation or liability, or otherwise decrease Design's rights or increase its obligations under any Occupancy Agreement or any other document or agreement.

5. Designs represents and warrants to O.M. as follows:

     A. The only subleases, licenses, occupancy agreements or other agreements or instruments pursuant to which any person or entity has the right to occupy the Premises demised under the Existing Lease which were executed or consented to by Designs, or of which Designs has knowledge ("Occupancy Agreements"), are as follows:

     (i) Agreement of Sublease dated as of March 3, 1998 by and between Designs and ZD Comdex & Forms, Inc. (now Key3Media Events, Inc.) (the "Comdex Sublease");

     (ii) Agreement of Sublease by and between Designs and Atreve Software, Inc. dated as of July 1, 1998, the successor subtenant under which is Inktomi Corporation, as amended by First Amendment to Sublease dated as of September 11, 2000 (the "Inktomi Sublease"); and

     (iii)Agreement of Sublease (the "Xyan Sublease") dated as of August 10, 2000 by and between Designs and Xyan.com, Inc. ("Xyan"), including that certain letter dated September 11, 2000.

     B. The consent of O.M. shall not be required for Designs to terminate any Occupancy Agreement This Paragraph shall be null and void and of no force or effect if O.M. shall fail to exercise the Termination Option in accordance with the terms hereof on or before the Outside Exercise Date.

     C. Designs has delivered true, correct and complete copies of the foregoing Occupancy Agreements to O.M., and the same have not been amended, orally or in writing.

6. O.M. shall defend, with counsel reasonably acceptable to Designs, save harmless, and indemnify Designs and all agents, directors, employees, officers and shareholders of Designs (Designs and all such other parties being referred to herein collectively as the "Indemnified Parties") from any and all liabilities, claims, actions, suits, obligations, damages, proceedings, expenses and costs (including, without implied limitation, reasonable counsel fees and disbursements) which may be imposed upon, incurred by or asserted against any Indemnified Party by, or for the benefit of, Xyan as a result of, by reason of, or in any manner relating to, this Agreement, the New Lease and/or the negotiation, execution, delivery and/or performance of this Agreement and/or the New Lease by O.M. and/or Designs, including, without limitation, the exercise of O.M.'s rights under Section III 4 hereof and/or the termination of the Xyan Sublease.

7. Whenever any notice, approval, consent or request is given pursuant to this Agreement, it shall be in writing. Communications, unless otherwise specified by five (5) days' prior notice, shall be addressed to the parties addresses stated in the header of this Agreement, with copies in the case of notices to O.M. to Hale and Dorr LLP, 60 State Street, Boston, MA 02109, Attention: William R. O'Reilly, Jr., Esq. and in the case of notice to Designs to Kenneth Cummins, Esq., Designs, Inc. 66B Street, Needham, MA 02494 and Kramer, Levin Naftalis & Frankel, LLP, 919 Third Avenue, New York, NY 10022-3852, Attention: Peter Smith, Esq. Any communications so addressed shall be deemed duly served, (a) if mailed by registered or certified mail, return receipt requested, postage prepaid upon the earlier of (i) three (3) days after mailing within the Continental United States, or (ii) receipt of same or refusal of delivery, (b) if delivered by recognized overnight delivery service, upon the earlier of (i) one (1) business day after deposit with such service, (ii) receipt of same, or (iii) refusal of delivery, or (c) if delivered by hand, upon receipt of same or refusal of delivery. Any party hereto may change its address for purposes of notices and other communications by giving at least three (3) business days' prior notice to the other party hereto as aforesaid.

8. No individual partner, member, trustee, stockholder, officer, director, employee or beneficiary of O.M. or Designs shall be personally liable under this Agreement. Designs shall look solely to O.M.'s interest in the Land and the Building (as defined in the Existing Lease), including without limitation, rents, income, profits and insurance related to the Land and the Building, but not upon other assets of O.M. not related to the Land or Building, except in the case of fraud or misapplication or funds, and to other security provided pursuant to the terms hereof and the Escrow Agreement, in pursuit of its remedies upon a default by O.M. hereunder, the general assets of the individual partners, members, trustees, stockholders, officers, employees or beneficiaries of O.M. and Designs shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of O.M. or Designs; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Agreement and provided further that the foregoing provisions of this sentence shall not limit the right of either party to name the other or any individual partner, member or trustee thereof as party defendant in any action or suit in connection with this Agreement so long as no personal money judgment shall be asked for or taken against any individual partner, member, trustee, stockholder, officer, employee or beneficiary of O.M. or Designs.

9. No consent or waiver, express or implied, by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10. O.M. and Designs each hereby represents and warrants to the other that it has not had any dealings with any broker in connection with the transaction contemplated herein, and that it knows of no broker or agent who is entitled to a commission in connection with the transactions contemplated herein. Each party hereby agrees to indemnify, defend and hold the other harmless from and against any all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) with respect to any breach by such party of its representations and warranties set forth in this Paragraph.

11. O.M. hereby represents and warrants that there is no mortgage encumbering the Land and/or the Building in force or effect as of the date hereof other than that certain mortgage held by debis Financial Services, Inc. ("debis") dated as of March 17, 1999, filed for registration with the Norfolk Registry of District of the Land Court as Document No. _________ on Certificate of Title No. ________ (the "debis Mortgage"), (ii) there is no ground lease encumbering the Land or the Building in force or effect as of the date hereof, and (iii) that certain Subordination, Nondisturbance and Attornment Agreement dated May 16, 1996 and filed for registration with the Norfolk Registry District of the Land Court as Document No. 738474, by and between Grove Bank and Designs, is no longer in force or effect.

12. If any term, provision or condition contained in this Agreement shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, provision or condition, to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

13. Confidentiality. Each party hereto agrees to maintain the confidentiality of the financial and other material terms and conditions of this Agreement, other than information that is available from public sources other than as a result of such party's actions. Either party may, however, disclose any of such information to its agents, directors, officers, employees, advisors, attorneys, affiliates or representatives who require such information for the purpose of performing or assisting in the performance of its obligations or services hereunder, and to investors or lenders or proposed investors or lenders in or to such party, and to purchasers or proposed purchasers of the Premises, provided that in all such cases such parties shall be informed of, and agree (orally or in writing) to abide by, the confidential nature of such information. In addition, (i) Designs, as a public company, may disclose material terms and conditions of this Agreement in a Form 8-K and/or other filings with the SEC and/or by press release following the execution hereof, and (ii) either party hereto may also disclose any such information (x) to the extent required by law, regulation (including SEC regulations) or court order provided that such party shall have first, to the extent reasonably practicable, advised the other of the requirement to disclose such information and shall have afforded the other an opportunity to dispute such requirement and seek relief therefrom by legal process (each party hereby agreeing to cooperate, upon written request made by the other party, with the other party in good faith to promptly respond to any such notice of advice as to disclosure required by any applicable law, regulation or court order), (y) in connection with any suit, action, arbitration or other proceedings between the parties hereto or their respective related parties, or (z) to the extent required in connection with the preparation or filing of any tax returns or other filings required by applicable law. Notwithstanding the foregoing or any other provision hereof to the contrary, (i) O.M. shall have the right to inform subtenants and other occupants of the Building, purchasers or proposed purchasers of the Premises, lenders or investors or proposed lenders or investors to or in O.M., brokers, attorneys for O.M., building departmental and other comparable governmental officials and such other persons or entities as O.M. may reasonably deem appropriate or necessary, that O.M. and Designs have entered into an agreement pursuant to which O.M. has the right to terminate the Existing Lease and recapture the Premises in accordance with the time periods herein set forth (provided, that, except as permitted above in this Section 13, O.M. shall not disclose the financial terms or other material terms or conditions of this Agreement to any such person or entity), and (ii) neither party shall be liable to the other for any disclosure of any information by any other person or entity which obtained such information from a party hereto in accordance with the terms and conditions of this Section.

14. No obligation or right of any party hereto under this Agreement or any provision of this Agreement shall grant or confer, or be deemed to grant or confer, any rights or benefits to any person which is not a party hereto.

15. This Agreement may be executed in counterparts, all of which executed counterparts shall be considered the same agreement, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.


                      [This Space Intentionally Left Blank]

         EXECUTED under seal as of the date written above.

                                            O.M. 66 B STREET, LLC, a Delaware
                                            limited liability company

                                            By:    O.M. Needham Holding Company,
                                            LLC, a Delaware limited liability
                                            company, its Sole Member


                                            By:    /S/ MARSHALL FIELD
                                            Name:  Marshall Field V
                                            Title: President


                                            DESIGNS, INC.



                                            By:    /S/ DAVID A. LEVIN
                                            Name:  DAVID A. LEVIN
                                                   President



                                             By:    /S/ DENNIS R. HERNREICH
                                             Name:  DENNIS HERNREICH
                                                    Treasurer


List of Attachments

Annex A - Termination Notice
Annex B - Escrow Agreement
Annex C - O.M. Surrender LC
Annex D - Confirmatory Acknowledgement of Termination
Annex E - Designs Security LC
Annex F - Description of New Lease Premises
Annex G - New Lease
Annex H - Surrender Notice
Annex I - List of Approved Property Inspectors


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